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                                                                    EXHIBIT 99.1


                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 14, 2000, among Cephalon, Inc., a Delaware corporation ("Parent"), C Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Anesta Corp., a Delaware corporation (the "Company").

                                    RECITALS

         A. Parent and the Company each have determined that a business combination between Parent and the Company is in the best interests of their respective companies and stockholders, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

         B. The respective Boards of Directors of Parent and Merger Sub, and Parent, acting as the sole stockholder of Merger Sub, have approved the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement.

         C. The Board of Directors of the Company has (i) unanimously approved the Merger upon the terms and subject to the conditions set forth in this Agreement, and (ii) determined to recommend that the stockholders of the Company adopt and approve this Agreement and approve the Merger.

         D. It is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code (as defined in Section 3.10) and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code.

         E. The parties intend to cause the Merger to be accounted for as a pooling of interests under generally accepted accounting principles ("GAAP").

         F. Merger Sub is a wholly-owned subsidiary of Parent and has been formed solely to facilitate the Merger and has conducted and will conduct no business or activity other than in connection with the Merger.

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:


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                                    ARTICLE 1

                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and will be a wholly-owned subsidiary of Parent. The Merger shall have the effects specified in the Delaware General Corporation Law ("DGCL").

         1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania, as promptly as practicable, but no later than two (2) business days, following the satisfaction or waiver of the conditions set forth in Article 6 (other than conditions which by their nature are to be satisfied at Closing, but subject to those conditions), or (b) at such other time, date or place as Parent and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         1.3 Effective Time. If all the conditions set forth in Article 6 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 7, the parties hereto shall cause a Certificate of Merger meeting the requirements of Section 251 of the DGCL (the "Certificate of Merger") to be properly executed and filed in accordance with such Section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filings as the effective time of the Merger (the "Effective Time").

         1.4 The Charter and Bylaws.

             (a) The Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety in the form of the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time until duly amended as provided therein or by applicable law, except that, as of the Effective Time, Article I of such Certificate of Incorporation shall be amended to read as follows: "The name of the Corporation is Anesta Corp."

             (b) The Bylaws of Merger Sub in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided therein or by applicable law.

         1.5 Directors of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.



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         1.6 Officers of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

                                   ARTICLE 2

                      CONVERSION AND EXCHANGE OF SECURITIES

         2.1 Merger Sub Stock. At the Effective Time, each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub common stock shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         2.2 Company Stock.

             (a) Subject to Section 2.3(e), at the Effective Time, each outstanding share of common stock of the Company, par value $.001 per share (the "Company Common Stock"), other than any shares of Company common stock to be cancelled pursuant to Section 2.2(c) below shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and extinguished and automatically converted into the right to receive 0.4765 shares of common stock of the Parent, par value $.01 per share (the "Parent Common Stock") (such ratio, as adjusted pursuant to Section 2.4 below, being defined herein as the "Exchange Ratio").

             (b) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to be outstanding and shall cease to exist, and each holder of shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, the consideration contemplated by Section 2.2(a) and cash in lieu of fractional shares in accordance with Sections 2.3(c) and 2.3(e) upon the surrender of a certificate (a "Certificate") representing such shares of Company Common Stock.

             (c) Each share of Company Common Stock held in the Company's treasury at the Effective Time, and each share of Company Common Stock that is owned by Parent or any Parent Subsidiary (as defined in Section 4.1) at the Effective Time, shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and shall cease to exist without payment of any consideration thereof.

             (d) As of the Effective Time, each outstanding option to purchase capital stock of the Company (the "Company Options"), whether or not exercisable and whether or not vested, under any plan or arrangement of the Company providing for the grant of options to purchase shares of Company Common Stock (collectively, the "Company Stock Option Plans"), shall be converted into an option to purchase Parent Common Stock. Each Company Option so converted shall be subject to the same terms and conditions as under the applicable Company Stock Option Plan immediately prior to the Effective Time and the applicable grant instrument



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issued thereunder (including, without limitation, any repurchase rights or vesting provisions), except that (A) each such Company Option shall be exercisable (or will become exercisable in accordance with its terms) for that number and whole shares of Parent Common Stock (rounded down to the nearest whole share) equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, (B) the exercise price per share of Parent Common Stock shall be an amount equal to the quotient determined by dividing the exercise price per share of Company Common Stock subject to such Company Option in effect immediately prior to the Effective Time by the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest tenth of a cent), and (C) the vesting of certain Company Options as set forth on Section 3.25 of the Company Disclosure Schedule (as defined below) will be accelerated or become subject to subsequent acceleration pursuant to the terms of such Company Options as a result of the Merger, so long as such acceleration does not adversely affect Parent's ability to account for the Merger in accordance with the pooling of interests method of accounting under the requirements of APB No. 16.

             (e) It is the intention of the parties that the Company Options converted by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent permitted under
Section 422 of the Code and to the extent the Company Options qualified as incentive stock options prior to the Effective Time.

             (f) Parent shall, as soon as practicable after the Effective Time, but in no event later than 30 days after the Effective Time, file a registration statement on Form S-8 under the Securities Act of 1933 (the "Securities Act"), covering the shares of Parent Common Stock issuable upon the exercise of the Company Options converted under Section 2.2(d), and will maintain the effectiveness of such registration, and the current status of the prospectus contained therein, until the exercise or expiration of such converted Company Options.

         2.3 Exchange of Certificates Representing Company Common Stock.

             (a) As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with a banking or other financial institution mutually acceptable to Parent and the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article 2, certificates representing the shares of Parent Common Stock to be issued in connection with the Merger and cash in an amount equal to Parent's good faith estimate of the cash required to be paid to holders of shares of Company Common Stock in lieu of fractional shares expected to be payable in connection with the Merger (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto (relating to record dates for such dividends or distributions after the Effective Time), being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 2.2 and paid pursuant to this Section 2.3 in exchange for outstanding shares of Company Common Stock.

             (b) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of shares of Company Common Stock (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to such shares of Company Common Stock shall pass, only upon delivery of the Certificates representing such shares to the



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Exchange Agent and which letter shall be in such form and have such other provisions as Parent may reasonably specify and (ii) instructions for use in effecting the surrender of Certificates in exchange for the consideration contemplated by Section 2.2 and this Section 2.3, including cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of the shares represented by such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, that such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article 2, after giving effect to any required withholding tax, and the shares represented by the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash payable to holders of shares of Company Common Stock. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for the cash to be paid pursuant to Section 2.3(b)(y) may be issued to such a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

             (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on Parent Common Stock shall be paid with respect to any shares of Company Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon.

             (d) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates for shares of Parent Common Stock and cash deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 2. Certificates surrendered for exchange by any Affiliate (as defined in Section 5.9 hereof), shall not be exchanged until Parent has received a written agreement from such person as provided in Section 5.9.

             (e) No fractional shares of Parent Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Parent Common Stock, cash adjustments will be paid to holders in respect of any fractional share of Parent Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to the product



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obtained by multiplying such stockholder's fractional share of Parent Common
Stock that would otherwise be issuable by the average closing price per share of Parent Common Stock for the ten-day period ending two days before the Closing Date as reported by The Wall Street Journal (or, if not reported thereby, any other authoritative source).

             (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Parent Common Stock) that remains unclaimed by the former stockholders of the Company one year after the Effective Time shall be delivered to Parent. Any former stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to Parent, and Parent shall comply with such requests, made in accordance with the terms of this Agreement, for payment of their shares of Parent Common Stock, cash and unpaid dividends and distributions on Parent Common Stock deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

             (g) None of Parent, the Company, the Surviving Corporation, the Exchange Agent or any other person shall be liable (except to the extent provided by applicable law) to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

             (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as the Surviving Corporation may reasonably request as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and cash deliverable in respect thereof pursuant to this Agreement.

         2.4 Adjustment of Exchange Ratio. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock, respectively, shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction (or a record date shall have been set for such purpose), the Exchange Ratio shall be appropriately adjusted.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure schedule delivered prior to the execution hereof to Parent (the "Company Disclosure Schedule"), the Company represents and warrants to Parent as of the date of this Agreement as follows:

         3.1 Existence; Good Standing; Corporate Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The Company is duly licensed or qualified to do business as a foreign corporation and is in good



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standing under the laws of any other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not result in a Company Material Adverse Effect (as defined in Section 8.14 hereof). The Company has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, or as described in the Company Reports, as reasonably contemplated in the future. The Company has no Subsidiaries (as defined in Section 8.14) other than those Subsidiaries set forth in Section 3.1 of the Company Disclosure Schedule (the "Company Subsidiaries"). Each of the Company Subsidiaries is a corporation duly organized, validly existing and in good standing, under the laws of the jurisdictions in which such companies are incorporated. Neither the Company nor any of the Company Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the Company or any of the Company Subsidiaries or any of their respective properties or assets is subject, other than any violations that would not result in a Company Material Adverse Effect.

         3.2 Authorization, Validity and Effect of Agreements. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents to which it is a party contemplated hereby and to perform its obligations hereunder. Subject only to the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Company Common Stock, the consummation by the Company of the transactions contemplated hereby have been unanimously approved by the Board of Directors of the Company (the "Company Board") and duly authorized by all requisite corporate action. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         3.3 Capitalization. The authorized capital stock of the Company consists of 35,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock of the Company (the "Company Preferred Stock"). As of July 12, 2000, there were 13,417,034 shares of Company Common Stock and no shares of Company Preferred Stock issued and outstanding. Since such date, no shares of capital stock of Company have been issued, except shares of Company Common Stock issued pursuant to the exercise of options outstanding under the Company Stock Option Plans. As of July 12, 2000, options to acquire 1,905,833 shares of Company Common Stock were outstanding pursuant to the terms of the Company Stock Option Plans. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) on any matter with respect to such securities. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and were issued in compliance with all applicable federal and state securities laws, rules and regulations. Other than as set forth above, there were not, as of July 12, 2000, any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments that obligate the Company or any of the Company Subsidiaries to issue, transfer or sell any shares of capital stock of the Company or any of the Company Subsidiaries or entitle any third party to receive any capital stock of the Company or any of the Company Subsidiaries.
Section 3.3 of the Company's Disclosure



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Schedule lists all Company Options outstanding as of July 12, 2000, and for each such Company Option the vesting schedule through July 11, 2001. There are no voting trusts or other agreements or understandings to which the Company is a party, nor, to the knowledge of the Company, to which any stockholder of the Company is a party, with respect to the voting of capital stock of the Company. The issuance of the Option Shares upon exercise of the Company Option has been duly authorized by all requisite corporate and stockholder action and, upon exercise of the Company Option, the Option Shares will be validly issued, fully paid and non-assessable shares of Company Common Stock.

         3.4 Subsidiaries. The Company owns directly or indirectly each of the outstanding shares of capital stock of each of the Company Subsidiaries. Each of the outstanding shares of capital stock of each of the Company Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances. Other than the Company Subsidiaries, neither the Company nor any Company Subsidiary owns any equity interest in any person.

         3.5 No Violation. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby and thereby in accordance with the terms of such agreements will: (i) conflict with or result in a breach of any provisions of the Certificate of Incorporation or the Bylaws of the Company; (ii) result in a breach or violation of, or a default under, any existing Company Employee Plans, or any grant or award made under any of the foregoing; or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of the Company or any of the Company Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, binding commitment or obligation to which the Company or any of the Company Subsidiaries is a party, or by which the Company or any of the Company Subsidiaries or any of their respective properties is bound or to the knowledge of the Company affected, except for any of the foregoing matters which would not (a) result in a Company Material Adverse Effect, or (b) impair in any material respect the ability of the Company to perform its obligations under this Agreement, or (c) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement; or
(iv) other than (a) filings by the Company required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (b) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the approval by the Company's stockholders of this Agreement and such reports under the Securities Exchange Act of 1934 (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (c) the filing of the Certificate of Merger with the Delaware Secretary of State and (d) the filings and notifications required by the rules of the Nasdaq National Market, required by or with respect to the Company or any of the Company Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger, any consent, approval or authorization of, or



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declaration, filing or registration with, any domestic governmental or regulatory authority, other than consents, approvals, authorizations, declarations or filings or registration which, if not obtained or made, would not (a) result in a Company Material Adverse Effect, (b) impair in any material respect the ability of the Company to perform its obligations under this Agreement, or (c) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

         3.6 SEC Documents; Undisclosed Matters.

             (a) The Company has filed all required forms, reports, schedules, statements and other documents (including exhibits and other information incorporated therein) with the SEC since January 1, 1997 (collectively, the "Company Reports"). As of the respective dates they were filed, or, if amended, as of the date of the filing of the last such amendment, each Company Report,
(i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder applicable to such Company Reports and (ii) at the time they were filed did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and each of the Company Subsidiaries as of its date, and each of the consolidated statements of operations, stockholders' equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects the financial position, results of operations and cash flows, as the case may be, of the Company and each of the Company Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect, and the absence of footnotes), in each case (x) in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and (y) in compliance as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of the date they were filed or, if amended, as of the date of the filing of the last such amendment.

             (b) Except (i) as set forth in the Company Reports (including the financial statements and notes thereto contained therein), (ii) for liabilities set forth in this Agreement, (iii) for liabilities described in Section 3.6 of the Company Disclosure Schedule or incurred in the ordinary course of business consistent with past practice, neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute or contingent or otherwise) which, individually or in the aggregate, would have a Company Material Adverse Effect.

         3.7 Litigation. Except as disclosed in the Company Reports, there are no actions, suits or proceedings pending against the Company or any of the Company Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries that, individually or in the aggregate, would have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule, order, action, demand, or requirement of any governmental entity or other regulatory body or arbitrator outstanding against, or, to the


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knowledge of the Company, any investigation by any governmental entity or other regulatory body involving the Company or any of the Company Subsidiaries that individually or in the aggregate would have a Company Material Adverse Effect.

         3.8 Compliance with Laws.

             (a) Each of the Company and the Company Subsidiaries is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any governmental entity or regulatory entity (other than Environmental Laws) (collectively, "Legal Provisions") applicable to its business or operations, except for instances of noncompliance that individually or in the aggregate would not have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of or with all governmental and regulatory entities, including all authorizations under Environmental Laws ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business and operations as now conducted, except for the failure to have such Permits that individually or in the aggregate would not have a Company Material Adverse Effect. There has occurred no default under, or violation of, any such Permit, except for defaults under, or violations of, Permits that individually or in the aggregate would not have a Company Material Adverse Effect. The Merger, in and of itself, would not cause the revocation or cancellation of any such Permit that individually or in the aggregate would have a Company Material Adverse Effect.

             (b) Except for those matters that individually or in the aggregate would not have a Company Material Adverse Effect: (A) each of the Company and the Company Subsidiaries is, and has been, in compliance with all applicable Environmental Laws; (B) during the period of ownership or operation by the Company or the Company Subsidiaries of any of its currently or previously owned, leased or operated properties, no Hazardous Material has been treated or disposed of, and there have been no Releases or threatened Releases of Hazardous Material at, in, on, under or affecting such properties or any contiguous site by the Company or the Company Subsidiaries, or, to the knowledge of the Company and the Company Subsidiaries, by any other person or entity; (C) prior to the period of ownership or operation by the Company or the Company Subsidiaries of any of its currently or previously owned, leased or operated properties, to the knowledge of the Company and the Company Subsidiaries, no Hazardous Material was treated, stored, or disposed of, and there were no Releases of Hazardous Material at, in, on, under or affecting any such property or any contiguous site; and (D) neither the Company nor the Company Subsidiaries have received any written notice of, or entered into or assumed by contract, judicial or administrative settlement, or operation of law any indemnification obligation, order, settlement or decree relating to: (1) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any governmental entity, regulatory entity or any third party in connection with any alleged violation of Environmental Laws or any Release of Hazardous Materials, (2) the response to or remediation of Hazardous Material at or arising from any of the Company's or its Subsidiaries' activities or properties or any other properties or (3) payment for any response action relating to or remediation of Hazardous Material at or arising from any of the Company's or the Company Subsidiaries' properties, activities, or any other properties.

             The term "Environmental Laws" means all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, certificates, orders, directives, interpretations, licenses, permits, and other authorizations of any governmental entity or regulatory entity and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi- judicial tribunal or agency of competent jurisdiction, including any thereof of the European Community or the European Union having the force of law and being applicable to the Company, dealing with the protection of health, welfare or the environment, and any provincial, municipal, water board or other local statute, law, rule, regulation or ordinance relating to public or employee health, safety or environment; including all laws relating to Releases to air, water, land or groundwater, relating to the withdrawal or use of groundwater, and relating to the use, handling, transportation, manufacturing, introduction into the stream of commerce, or disposal of Hazardous Materials.

             The term "Hazardous Materials" means any chemical, material, liquid, gas, substance, or waste, whether naturally occurring or man-made, that is prohibited, limited, or regulated by or pursuant to an Environmental Law.

             The term "Release" means spilling, leaking, discharging, injecting, emitting, and or disposing and placement of a Hazardous Material in any location that poses a threat thereof.

         3.9 Absence of Certain Changes. Other than as set forth in the Company Reports (i) since December 31, 1999 the Company has conducted its business only in the ordinary course of such business, (ii) from December 31, 1999 to the date of this Agreement there has not been any Company Material Adverse Effect, and
(iii) since December 31, 1999, there has not been any material change in its accounting principles, practices or methods, except as required under GAAP or applicable law.

         3.10 Taxes and Tax Returns.

              (a) As used in this Agreement:

              "Code" means the Internal Revenue Code of 1986, as amended. All citations to provisions of the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.

              "Taxes" means (i) any and all federal, state, local and foreign taxes, assessments, deficiencies, fees and other governmental charges, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, employment, excise, unemployment, premium, social security, occupation, stamp, and property taxes, together with all interest, penalties and additions to tax imposed with respect to such amounts, and (ii) any obligations under any agreements or arrangements with respect to any amounts described in clause (i) above.

              "Tax Return" means any report, return, declaration, statement or other form or document filed or required to be filed with any federal, state, local or foreign taxing authority in connection with any Taxes.

              (b) All Tax Returns required to be filed by or with respect to the Company and each of the Company Subsidiaries have been timely filed and all such Tax Returns are true, correct and complete in all material respects. The Company and each of the Company Subsidiaries have (i) timely paid or caused to be timely paid all material Taxes of the Company and the Company Subsidiaries due, whether or not shown (or required to be shown) on a Tax Return and (ii) provided a sufficient reserve (without regard to deferred Tax assets and liabilities) for the payment of all material Taxes of the Company and the Company Subsidiaries not yet due and payable on the financial statements included in the Company Reports.

              (c) The Company and each of the Company Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding and payment of Taxes, including, without limitation, the withholding and reporting requirements under Code sections 1441 through 1464, 3401 through 3406, and 6041 through 6049, as well as similar provisions under any other federal, state, local or foreign laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all material amounts required to be withheld and paid over.

              (d) Neither the Company nor any of the Company Subsidiaries has received notice that any of the Tax Returns of the Company or any of the Company Subsidiaries is currently being examined by the Internal Revenue Service ("IRS") or relevant state, local or foreign taxing authorities, and there are no administrative or court proceedings relating to any material Taxes of either the Company or any of the Company Subsidiaries in progress or, to the Company's knowledge, pending.

              (e) Except for liens for Taxes that are not yet due and payable, there are no liens for any material Tax upon any asset of the Company or any of the Company Subsidiaries.

              (f) Neither the Company nor any of the Company Subsidiaries is, or has been, a party to any agreement (other than this Agreement) (i) relating to allocating or sharing the payment of, or liability for, Taxes, (ii) affording any other person the benefit of any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of Company or any Company Subsidiary, or (iii) requiring or permitting the transfer or assignment of income, revenues, receipts or gains to Company or any Company Subsidiary, from any other person.

              (g) True and complete copies of all federal, state, local and foreign Tax Returns of the Company and each of the Company Subsidiaries for taxable years beginning on or after January 1, 1992 have been made available to Parent prior to the date hereof to the extent reasonably requested by Parent.

              (h) No extension of time with respect to any date on which a Tax Return was or is to be filed by the Company or any of the Company Subsidiaries is in force, and no waiver or agreement by the Company or any of the Company Subsidiaries is in force for the extension of time for the assessment or payment of any Taxes; and there are no pending requests for waivers or extensions of time for the assessment or payment of any Taxes with respect to Company or any of the Company Subsidiaries.

              (i) Neither the Company nor any of the Company Subsidiaries has been a member of an (i) affiliated group (within the meaning of Section 1504 of the Code) or (ii) affiliated, combined, consolidated, unitary, or similar group for state, local or foreign Tax purposes, other than the group of which the Company is the common parent.

              (j) Neither the Company nor any of the Company Subsidiaries has any liability under Treas. Regs. Section 1.1502-6, or any similar provision of state, local or foreign law, except with respect to members of the affiliated group of which the Company is the common parent.

              (k) Neither Company nor any of the Company Subsidiaries has received notice of a claim by any taxing authority from a jurisdiction in which such corporation does not file any Tax Returns that such corporation is or may be subject to taxation by that jurisdiction.

              (l) Neither Company nor any of the Company Subsidiaries has filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

              (m) Neither Company nor any of the Company Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code either (i) during the two (2) years prior to the Effective Time (or will constitute such a corporation during such time), or (ii) in connection with a distribution that otherwise constitutes part of a plan or series of related transactions (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

         3.11 Employee Benefit Plans.

              (a) Schedule 3.11 of the Company Disclosure Schedule contains a list of each plan, program, arrangement and contract which is maintained or sponsored by the Company or any Company Subsidiaries or under which the Company or any of the Company Subsidiaries is obligated to make contributions or to which the Company or any Company Subsidiary otherwise have or may have any liability, contingent or otherwise, either directly or as a result of an ERISA Affiliate (as defined below), and which provides benefits or compensation to or on behalf of employees or former employees and their beneficiaries or directors, agents or independent contractors, including but not limited to executive arrangements, employment agreements, severance policies or agreements, sick leave, vacation pay, consulting or other compensation arrangements, bonus plan, stock option or stock purchase plans, and any other equity compensation plans or arrangements, any plans subject to section 125 of the Code, any plans providing benefits or payments in the event of a change of ownership or control, and "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All such plans, programs, arrangements, practices or contracts are referred to herein as "Company Employee Plans." The Company has made available to Parent the plan documents or other writing constituting each Company Employee Plan that has been reduced to writing and, if applicable, the trust, insurance contract, service agreement, formal and informal amendments thereto, or other funding arrangement, the most recent ERISA summary plan description and any amendments or modifications thereof; all notices that were issued within the preceding three years by the IRS, Department of Labor, or any other governmental entity with respect to the Company Employee Plans; all minutes and resolutions describing the manner in which the Company Employee Plan is or has been administered or describing corrections to the administration of a Company Employee Plan; and the three (3) most recently filed Forms 5500 and actuarial report for each such Company Employee Plan. The Company has made available to Parent accurate copies of the most recent favorable determination letters for all Company Employee Plans qualified under Section 401(a) of the Code. "ERISA Affiliate" means any person, together with the Company or any Company Subsidiary, is or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the Company or any Company Subsidiary is or has been a general partner.

              (b) The Company and any Company Subsidiary does not sponsor, maintain or contribute to, and has never sponsored, maintained or contributed to, or had any liability with respect to, any employee benefit plan subject to
Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA. No Company Employee Plan is a multiemployer plan (as defined in Section 3(37) of ERISA), and neither the Company nor any Company Subsidiary is, or has been, a participant in a multiemployer plan.

              (c) Neither the Company nor any of the Company Subsidiaries is obligated to provide post-employment or retirement medical benefits or any other unfunded welfare benefits to or on behalf of any Person who is no longer an employee of Company or any of the Company Subsidiaries, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA.

              (d) The Company and any Company Subsidiary has no liability with respect to any benefit plan or arrangement other than the Company Employee Plans that would result in a Company Material Adverse Effect. Each Company Employee Plan has at all times been maintained, by its terms and in operation, in accordance with all applicable laws, and each of those Company Employee Plans which are intended to be qualified under Section 401(a) of the Code has at all times been maintained, by its terms and in operation, in accordance with Section 401(a) of the Code, in each case except where a failure to be so maintained would not have a Company Material Adverse Effect; and all reporting, disclosure, and notice requirements of ERISA, the Code and other applicable laws have been satisfied in all material respects with respect to each Company Employee Plan.

              (e) No non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Company Employee Plan maintained by the Company or any of the Company Subsidiaries that would result, directly or indirectly, in the imposition of an excise tax or other liability under the Code or ERISA, except for such a tax or other liability that would not have a Company Material Adverse Effect.

         With respect to any Company Employee Plan, to the knowledge of the Company there has occurred no breach of any fiduciary duty described in Section 404 of ERISA that could, if successful, result in any fiduciary duty described in 404 of ERISA that could, if successful, result in any liability, direct or indirect, for the Company or any Company Subsidiary or any stockholder, officer, director, or employee of the Company or any Company Subsidiary. No Company Employee Plan is presently under audit or examination (nor has noticed been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental entity, and no matters are pending with respect to any Company Employee Plan under any IRS program.

              (f) The Company and the Company Subsidiaries have paid all amounts that the Company and the Company Subsidiaries are required to pay as contributions to the Company Employee Plans as of the last day of the most recent fiscal year of each of the Company Employee Plans; all benefits accrued under any funded or unfunded Company Employee Plan will have been paid, accrued or otherwise adequately reserved with GAAP; and all monies withheld from employee paychecks with respect to the Company Employee Plans have been transferred to the appropriate Company Employee Plan in a timely manner as required by applicable law.

              (g) To the knowledge of the Company, all persons classified by the Company and the Company Subsidiaries as independent contractors satisfy and have at all times satisfied the requirements of applicable law to be so classified; to the knowledge of the Company, the Company and the Company Subsidiaries have fully and accurately reported their compensation on IRS Forms 1099 when required to do so; and to the knowledge of the Company, the Company and the Company Subsidiaries have no obligations to provide benefits with respect to such persons under the Company Employee Plans or otherwise. No individuals are currently providing, or have ever provided, services to the Company or the Company Subsidiaries pursuant to a leasing agreement or similar type of arrangement, nor has the Company or the Company Subsidiaries entered into any arrangement whereby services will be provide by such individuals.

              (h) All Company Employee Plans may be amended or terminated without penalty by the Company at any time on or after the Closing Date.

              (i) All Company Employee Plans outside of the United States, if any, (the "Foreign Plans") are in material compliance with all applicable laws and have been operated in all material respects in accordance with the Foreign Plans' respective terms. There are no unfunded liabilities under, or in respect of, the Foreign Plans, and all contributions or other payments required to be made to, or in respect of, the Foreign Plans prior to the Effective Time have been made, or will be made, prior to the Effective Time.

         3.12 Intellectual Property. Each of the Company and the Company Subsidiaries owns, or is validly licensed or otherwise has the right to use all patents, patent applications, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which if the Company or the Company Subsidiaries did not own or validly license or otherwise have the right to use would have a Company Material Adverse Effect. Section 3.12 of the Company Disclosure Schedule sets forth, as of the date hereof, a list of all material granted patents, pending patent applications, registered trademarks and applications therefor owned by or licensed to the Company or any of the Company Subsidiaries. No claims are pending or, to the knowledge of the Company, threatened that the Company or any of the Company Subsidiaries is infringing the rights of any person with regard to any Intellectual Property Right which have or would have a Company Material Adverse Effect. To the knowledge of the Company, no person is infringing the rights of the Company or any of the Company Subsidiaries with respect to any Intellectual Property Right which would have a Company Material Adverse Effect. As of the date hereof, the Company has no knowledge that the business of the Company and the Company Subsidiaries as presently conducted or as presently contemplated does or will infringe (i) any granted patent or existing trademark or (ii) any patent to be granted from a pending patent application. No claims are pending or, to the knowledge of the Company, are threatened challenging the validity of, ownership of or license to the Intellectual Property Rights owned by or licensed to the Company and the Company Subsidiaries which would have a Company Material Adverse Effect.

         3.13 Parent Stock Ownership. Neither the Company nor any of the Company Subsidiaries beneficially owns any shares of Parent Common Stock or other securities convertible into or exercisable for Parent Common Stock.

         3.14 Pooling of Interests; Tax Reorganization. To the knowledge of the Company, there has been no action or omission by the Company or any of the Company Subsidiaries which would prevent the accounting for the Merger as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16 ("APB No. 16"), the interpretative releases issued pursuant thereto, and the pronouncements of the SEC. Neither the Company nor any of the Company Subsidiaries has taken or agreed to take any action or knows of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         3.15 State Takeover Statutes. The Company Board has approved this Agreement and the Merger, and such approval is sufficient to render inapplicable, to this Agreement and the Merger, the provisions of Section 203 of the DGCL to the extent, if any, such Section is applicable to this Agreement and the Merger. To the Company's knowledge, no other state antitakeover statute or similar statute or regulation is applicable to the Merger or the other transactions contemplated hereby.

         3.16 No Brokers. The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or Parent to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained U.S. Bancorp-Piper Jaffray ("Piper Jaffray") as its financial advisors.

         3.17 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Piper Jaffray to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view.

         3.18 Insurance. Schedule 3.18 accurately sets forth as of the day preceding the date hereof all policies of insurance, other than title insurance policies, held by or on behalf of the Company and all outstanding claims thereunder in excess, individually or in the aggregate, of $25,000. All such policies of insurance are in full force and effect, and no notice of cancellation has been received. In the reasonable judgment of the Company, such policies are in amounts which are adequate in relation to the business and properties of the Company, and all premiums to date have been paid in full.

         3.19 Contracts. As of the date of this Agreement, neither the Company nor any Company Subsidiary is a party to, and none of their respective properties or assets are bound by, any material contracts, including contracts relating to distribution, sale, licensing, co-promotion marketing, manufacturing, third party suppliers of active ingredients, bulk product and finished product to the Company, other than contracts filed as exhibits to the Company Reports or listed on Schedule 3.19. The Company has not received any notice from any other party to any such material contract, and otherwise has no knowledge that such third party intends to terminate, or not renew, any such material contract and no right to terminate such material contract arises in connection with the transactions contemplated hereby. As of the date hereof, the Company has made available to Parent true and correct copies of all such material contracts. Neither the Company nor any of the Company Subsidiaries, and, to the knowledge of the Company, no other party thereto, is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license which is listed in Section 3.19 of the Company Disclosure Schedule, except for violations or defaults that individually or in the aggregate would not have a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries is a party to or otherwise bound by any agreement or covenant not to compete or by any agreement or covenant (other than licenses or similar agreements permitting the Company to use the intellectual property of a third party) restricting in any material respect the development, marketing or distribution of the Company's or any of the Company Subsidiaries' products or services or the conduct of their businesses.

         3.20 No Excess Parachute Payments; No Section 162(m) Payments. There will be no payments or benefits to any "disqualified individual" (within the meaning of Section 280G of the Code) that would constitute or result in an "excess parachute payment" under Section 280G of the Code as a direct or indirect consequence of the transactions contemplated by this Agreement, including, without limitation, as a result of the acceleration of vesting or exercisability of any options to purchase Company Common Stock held by "disqualified individuals" as a direct or indirect consequence of the transactions contemplated by this Agreement. No such Person is entitled to receive any additional payment from the Company, the Surviving Corporation or any other Person (a "Parachute Gross Up Payment") to reimburse such Person for the excise tax imposed on such Person pursuant to Section 4999(a) of the Code. The Company Employee Plans and other Company employee compensation arrangements in effect as of the date of this Agreement have been designed so that the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any material amounts paid or payable by the Company or any of the Company Subsidiaries under any such plan or arrangement and, to the knowledge of the Company, no fact or circumstance exists that is reasonably likely to cause such disallowance to apply to any such amounts.

         3.21 Title to Properties.

              (a) Each of the Company and the Company Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets used in the conduct of its business except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not materially interfere with its ability to conduct its business as currently conducted. All such material assets and properties, other than assets and properties in which the Company or any of the Company Subsidiaries has a leasehold interest, are free and clear of all liens, claims and encumbrances, except for liens, claims and encumbrances that individually or in the aggregate would not materially interfere with the ability of the Company and the Company Subsidiaries to conduct their respective businesses as currently conducted.

              (b) Each of the Company and the Company Subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such noncompliance or failure to be in full force and effect that individually or in the aggregate would not have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except for failures to do so that individually or in the aggregate would not have a Company Material Adverse Effect.

         3.22 Supply and Distribution Relationships. Except as would not result in a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries have in place supply and distribution agreements or arrangements sufficient to meet the needs of the business of the Company as it is currently being conducted and (ii) to the knowledge of the Company, no adverse change in those agreements or arrangements is reasonably anticipated.

         3.23 Regulatory Compliance.

              (a) As to each product subject to the jurisdiction of the U.S. Food and Drug Administration ("FDA") under the Federal Food, Drug and Cosmetic Act and the regulations thereunder ("FDCA") (each such product, a "Pharmaceutical Product") that is manufactured, tested, distributed and/or marketed by the Company or any of its subsidiaries, such Pharmaceutical Product is being manufactured, tested, distributed and/or marketed in substantial compliance with all applicable requirements under FDCA and similar Legal Provisions, including those relating to investigational use, premarket approval, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security, except where the failure to be in compliance would not have a Company Material Adverse Effect. Neither the Company nor the Company Subsidiaries has received any notice or other communication from the FDA or any other governmental entity, domestic or foreign (A) contesting the premarket approval of, the uses of or the labeling and promotion of any of the Company's or the Company Subsidiaries' products or (B) otherwise alleging any violation of any Legal Provision by the Company or the Company Subsidiaries which, in either case, would have a Company Material Adverse Effect.

              (b) No Pharmaceutical Products have been recalled, withdrawn, suspended or discontinued by the Company or any of its Subsidiaries in the United States or outside the United States (whether voluntarily or otherwise) since January 1, 1998. No proceedings in the United States and outside of the United States (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Pharmaceutical Product are pending, or to the knowledge of the Company, threatened, against the Company or any of the Company Subsidiaries, nor have any such proceedings been pending at any time since January 1, 1998 which would have a Company Material Adverse Effect.

              (c) As to each biological or drug of the Company or its Subsidiaries for which a biological license application, new drug application, investigational new drug application or similar state or foreign regulatory application has been approved, the Company and the Company Subsidiaries are in substantial compliance with 21 U.S.C. sec. 355 or 21 C.F.R. Parts 312 or 314 et seq., respectively, and similar Legal Provisions and all terms and conditions of such applications, except where the failure to be in compliance would not have a Company Material Adverse Effect. As to each such drug, the Company and any relevant Company Subsidiary, and the officers, employees or agents of the Company or such Company Subsidiary have included in the application for such drug, where required, the certification described in 21 U.S.C. sec. 335a(k)(1) or any similar Legal Provision and the list described in 21 U.S.C. sec. 335a(k)(2) or any similar Legal Provision, and such certification and such list was in each case true and accurate when made and remained true and accurate thereafter, except in the case where the failure of such application to be true and accurate would not have a Company Material Adverse Effect. In addition, the Company and the Company Subsidiaries are in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. sec. 360 and 21 C.F.R. Part 207 and all similar Legal Provisions.

              (d) Each article of any drug manufactured and/or distributed by the Company or any of the Company Subsidiaries is not adulterated within the meaning of 21 U.S.C. sec. 351 (or similar Legal Provisions) or misbranded within the meaning of 21 U.S.C. sec. 352 (or similar Legal Provisions), and is not a product that is in violation of 21 U.S.C. sec. 355 (or similar Legal Provisions), except where such failure in compliance with the foregoing would not have a Company Material Adverse Effect.

              (e) Neither the Company, nor any Company Subsidiary, nor any officer, employee or agent of either the Company or any Company Subsidiary has made an untrue statement of a material fact or fraudulent statement to the FDA or other governmental entity or regulatory entity, failed to disclose a material fact required to be disclosed to the FDA or any other governmental entity or regulatory entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other governmental entity or regulatory entity to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company nor any Company Subsidiary, nor any officer, employee or agent of either the Company or any Company Subsidiary, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. sec. 335a(a) or any similar Legal Provision or authorized by 21 U.S.C. sec. 335a(b) or any similar Legal Provision.

              (f) Except as disclosed in the Company Reports, neither the Company nor any Company Subsidiary has received any written notice that the FDA or any other governmental entity or regulatory entity has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any product of the Company or any Company Subsidiary, or commenced, or overtly threatened to initiate, any action to enjoin production at any facility of the Company or any Company Subsidiary which would reasonably be expected to have a Company Material Adverse Effect.

         3.24 Commercial, Clinical and Investigational Drugs. As of the date of this Agreement, to the knowledge of the Company, there are no facts or circumstances that would materially and adversely affect the continued marketing, manufacture, and sale of Actiq as currently conducted. As of the date of this Agreement, to the knowledge of the Company, all material information regarding the development and commercialization of products and services of the Company have previously been disclosed to Parent.

         3.25 Agreement with Officers and Directors. Schedule 3.25 sets forth each plan or agreement pursuant to which amounts may become payable (whether currently or in the future) to current or former officers and directors of the Company or any of the Company Subsidiaries as a result of or in connection with the Merger.

                                    ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Except as set forth in the disclosure schedule delivered prior to the execution hereof to the Company (the "Parent Disclosure Schedule"), Parent and Merger Sub represent and warrant to the Company as of the date of this Agreement as follows:

         4.1 Existence; Good Standing; Corporate Authority; Compliance with Law. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Parent is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not result in a Parent Material Adverse Effect (as defined in Section 8.14 hereof). Parent has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted or as described in the Parent Reports as reasonably contemplated in the future. Parent has no Subsidiaries other than those Subsidiaries set forth in Section 4.1 of the Parent Disclosure Schedule (the "Parent Subsidiaries"). Each of the Parent Subsidiaries is a corporation duly organized, validly existing and in good standing, under the laws of the respective jurisdictions in which they are incorporated.

         4.2 Authorization, Validity and Effect of Agreements. Each of Parent and Merger Sub, respectively, has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby and thereby, and perform its obligations hereunder and thereunder. The consummation by Parent and Merger Sub, as applicable, of the transactions contemplated hereby have been (i) unanimously approved by the Board of Directors of Parent and Merger Sub, as applicable, (ii) approved by the Parent as the sole stockholder of Merger Sub, and duly authorized by all requisite corporate action. This Agreement constitutes the valid and legally binding obligation of Parent and Merger Sub, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         4.3 Capitalization. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 5,000,000 shares of Preferred Stock ("Parent Preferred Stock"). As of July 12, 2000, there were 34,820,937 shares of Parent Common Stock and 2,500,000 shares of the $3.625 Convertible Exchangeable Preferred Stock (the "Convertible Exchangeable Preferred Stock") series of Parent Preferred Stock issued and outstanding. Since such date, no additional shares of capital stock of Parent have been issued, except shares issued pursuant to the exercise of options outstanding under Parent's stock option plans (the "Parent Stock Option Plans"). Parent is a party to an Amended and Restated Rights Agreement, dated as of January 1, 1999 (the "Parent Rights Agreement"), with StockTrans, Inc. as Rights Agent. As of July 1, 2000, options to acquire 3,768,298 shares of Parent Common Stock were outstanding pursuant to the terms of the Parent Stock Option Plans and 1,000,000 shares of Series A Junior Participating Preferred Stock were reserved for issuance in connection with the rights issued pursuant to the Parent Rights Agreement. Since such date, no additional options have been granted. Other than the Convertible Exchangeable Preferred Stock, Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. All such issued and outstanding shares of Parent Common Stock are, and all shares of Parent Common Stock to be issued pursuant to Section 2.2(a) hereof, when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Other than as set forth above, there are not, as of July 12, 2000, any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Parent or any of the Parent Subsidiaries to issue, transfer or sell any shares of capital stock of Parent or any of the Parent Subsidiaries.

         All of the issued and outstanding shares of capital stock of Merger Sub are owned by Parent. Merger Sub has not engaged in any activities other than in connection with its formation and the transactions contemplated by this Agreement.

         4.4 Subsidiaries. Parent owns directly or indirectly each of the outstanding shares of each of the Parent Subsidiaries. Each of the outstanding shares of capital stock of each of the Parent Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Parent free and clear of all liens, pledges, security interests, claims or other encumbrances.

         4.5 No Violation. Neither the execution and delivery by Parent and Merger Sub of this Agreement nor the consummation by Parent and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof, will:
(i) conflict with or result in a breach of any provisions of the respective Certificate of Incorporation or Bylaws of Parent or Merger Sub; (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of the Parent Stock Option Plans, or any grant or award under any of the foregoing, or violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of Parent, any of the Parent Subsidiaries or Merger Sub under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, binding commitment or obligation to which Parent, any of the Parent Subsidiaries or Merger Sub is a party, or by which Parent, any of the Parent Subsidiaries or Merger Sub or any of their respective properties is bound or to the knowledge of the Parent affected, except for any of the foregoing matters which would not (a) result in a Parent Material Adverse Effect, (b) impair in any material respects the ability of Parent to perform its obligations under this Agreement, or (c) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement; or (iii) other than (a) filings by Parent required under the HSR Act, (b) the filing with the SEC of a Registration Statement on Form S-4, (c) the filing of the Certificate of Merger with the Delaware Secretary of State, and (d) the submission to the Nasdaq National Market of a listing application, require, by or with respect to Parent, any of the Parent Subsidiaries or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Merger Sub of the Merger, any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, other than consents, approvals, authorizations, declarations or filings or registrations which, if not obtained or made, are not reasonably likely to result in a Parent Material Adverse Effect.

         4.6 SEC Documents; Undisclosed Matters.


             (a) Parent has filed all required forms, reports, schedules, statements and other documents (including exhibits and other information incorporated therein) with the SEC since January 1, 1997 (collectively, the "Parent Reports"). As of the respective dates they were filed, or, if amended, as of the date of the filing of the last such amendment, each Parent Report, (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder applicable to such Parent Reports and (ii) at the time they were filed did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Parent and each of the Parent Subsidiaries as of its date, and each of the consolidated statements of operations, stockholders' equity and cash flows included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents in all material respects the financial position, results of operations and cash flows, as the case may be, of Parent and each of the Parent Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect, and the absence of footnotes), in each case (x) in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and (y) in compliance as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of the date they were filed or, if amended, as of the filing of the last such amendment.

             (b) Except (i) as set forth in the Parent Reports (including the financial statements and notes thereto contained herein), (ii) for liabilities set forth in this Agreement, (iii) for liabilities described in Section 4.6 of the Parent Disclosure or incurred in the ordinary course of business consistent with past practice, the Parent has no liabilities or obligations of any nature (whether accrued, absolute or contingent or otherwise) which, individually or in the aggregate, would have a Parent Material Adverse Effect.

         4.7 Litigation. Except as disclosed in the Parent Reports, there are no actions, suits or proceedings pending against Parent, any of the Parent Subsidiaries or Merger Sub or, to the knowledge of Parent, threatened against Parent, any of the Parent Subsidiaries or Merger Sub, that, individually or in the aggregate would have a Parent Material Adverse Effect, nor is there any judgment, decree, injunction, rule, order, action, demand or requirement of any governmental entity or other regulatory body or arbitrator outstanding against, or, to the knowledge of Parent, any investigation by any governmental entity or other regulatory body involving the Parent that individually or in the aggregate would have a Parent Material Adverse Effect.

         4.8 No Violation of Law. The business and operations of Parent and the Parent Subsidiaries have been conducted in compliance with all applicable laws, ordinances, regulations and orders of all governmental entities and other regulatory bodies, except where such noncompliance, individually or in the aggregate, would not have a Parent Material Adverse Effect.

         4.9 Absence of Certain Changes. Other than as set forth in the Parent Reports (i) since December 31, 1999 Parent has conducted its business only in the ordinary course of such business, (ii) from December 31, 1999 to the date of this Agreement there has not been any Parent Material Adverse Effect; and (iii) since December 31, 1999, there has not been any material change in its accounting principles, practices or methods, except as required under GAAP or applicable law.

         4.10 Company Stock Ownership. Neither Parent nor any of the Parent Subsidiaries beneficially owns any shares of Company Common Stock or other securities convertible into or exercisable for Company Common Stock.

         4.11 Pooling of Interests; Tax Reorganization. To the knowledge of Parent, there has been no action or omission by Parent or any of the Parent Subsidiaries which would prevent the accounting for the Merger as a pooling of interests in accordance with APB No. 16, the interpretive releases issued pursuant thereto, and the pronouncements of the SEC. Neither Parent nor any of the Parent Subsidiaries has taken or agreed to take any action or knows of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         4.12 No Brokers. Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or

Parent to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Parent has retained Robertson Stephens as its financial advisor.

         4.13 Opinion of Financial Advisor. The Board of Directors of Parent has received the opinion of Robertson Stephens to the effect that, as of the date hereof, the Exchange Ratio in the Merger is fair from a financial point of view to the Parent.

                                    ARTICLE 5

                                    COVENANTS

         5.1 No Solicitation.

             (a) Without the prior written consent of Parent, from and after the date hereof, the Company will not, and will not authorize or permit any of its Subsidiaries or any officers, directors, employees, financial advisors, agents and other representatives of any of the foregoing ("Representatives") to, directly or indirectly: (i) solicit, initiate or encourage (including by way of furnishing information, other than public information in the ordinary course of business in response to an unsolicited request) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as hereinafter defined) from any person; (ii) engage in any discussion with any third party other than its Representatives or negotiations relating to any Acquisition Proposal; or (iii) enter into any agreement with respect to, agree to, approve or recommend any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, the Company may, (A) at any time prior to the time the Company's stockholders shall have voted to approve this Agreement engage in discussions or negotiations with a third party (and may furnish such third party information concerning the Company and its business, properties and assets to such party) who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with the Company or the Representatives after the date hereof) makes an unsolicited bona fide written Acquisition Proposal if, and only to the extent that, (1) the third party has first made an Acquisition Proposal that is financially superior to the transactions contemplated by this Agreement and, in the case of a cash offer, has demonstrated that the funds necessary for the Acquisition Proposal are reasonably likely to be available (as determined in good faith in each case by the Company's Board of Directors after consultation with its financial advisors) (such an Acquisition Proposal, a "Superior Proposal"), and the Company's Board of Directors shall conclude in good faith, after considering applicable provisions of state law, and after consulting with independent legal counsel that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law, and (2) prior to furnishing such information to or entering into discussions or negotiations with such person or entity, the Company receives from such person or entity an executed confidentiality agreement substantially in the same form as the Confidentiality Agreement, and (3) the Company shall have fully complied with this Section 5.1; (B) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; and/or (C) accept a Superior Proposal from a third party, provided the Company terminates this Agreement pursuant to
Section 7.3(a) hereof. As used herein, "Acquisition Proposal" means a proposal or offer for a tender or exchange offer, merger, consolidation or other business combination involving the Company or any Subsidiary of the Company or any proposal to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary thereof.

             (b) The Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Company or its Representatives with respect to a potential Acquisition Proposal and shall promptly request the return of all confidential or proprietary information of the Company furnished to any of such parties. The Company shall notify Parent orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making
it), within 24 hours of the receipt thereof, shall keep Parent informed of the status and details of any such inquiry, offer or proposal, and shall give Parent prompt prior written notice of (i) any meeting of the Board of Directors of the Company to take any action with respect to an Acquisition Proposal or to withdrawing or modifying, in a manner adverse to Parent, its recommendation to the Company's stockholders in favor of approval of the Merger, and (ii) any agreement to be entered into with any person making such inquiry, offer or proposal.

             (c) Prior to accepting a Superior Proposal, the Company shall, and shall cause its financial and legal advisors to, negotiate in good faith with Parent, for a period of not less than five business days, to make such changes to the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated hereby.

             (d) During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of the Company Subsidiaries is a party. During such period, the Company shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, without limitation, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

         5.2 Interim Operations.

             (a) Prior to the Effective Time, except as set forth in the Company Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Parent has consented in writing thereto (which consent shall not be unreasonably withheld), the Company:

                 (i) shall, and shall cause each of the Company Subsidiaries to, conduct its operations in the ordinary course consistent with the manner as heretofore conducted;

                 (ii) shall use commercially reasonable efforts, and shall cause each of the Company Subsidiaries to use commercially reasonable efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

                 (iii) shall not, and shall cause each of the Company Subsidiaries not to, amend their respective Certificates of Incorporation or Bylaws or comparable governing instruments;

                 (iv) shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect such that the condition set forth in Section 6.3(a)(ii) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement;

                 (v) shall not, and shall not permit any of the Company Subsidiaries to, (A) acquire or agree to acquire by merging or consolidating with, or by acquiring any capital stock of or purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (B) acquire or agree to acquire assets other than in the ordinary course of business or (C) release or relinquish or agree to release or relinquish any material contract rights;

                 (vi) shall not, and shall not permit any of the Company Subsidiaries to, effect any stock split or otherwise change its capitalization or issue any shares of its capital stock or securities convertible into or exchangeable or exercisable for shares of its capital stock, except upon exercise of options to purchase shares of Company Common Stock under the Company Stock Option Plans;

                 (vii) shall not, and shall not permit any of the Company Subsidiaries to, grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any shares of its capital stock or other securities of the Company or any of the Company Subsidiaries, other than the issuance of Company Options consistent with past practice;

                 (viii) shall not, and shall not permit any of the Company Subsidiaries to, take or fail to take any action which would, or would be reasonably likely to, prevent the accounting for the Merger as a pooling of interests in accordance with APB No. 16, the interpretive releases issued pursuant thereto, and the pronouncements of the SEC;

                 (ix) shall not, and shall not permit any of the Company Subsidiaries to, take or fail to take any actions which would be reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

                 (x) shall not, and shall not permit any of the Company Subsidiaries to, amend in any material respect, except as required by applicable law or in response to changes in applicable law, the terms of any Company Employee Plans, including, without limitation, any employment, severance or similar agreements or arrangements in existence on the date hereof, or adopt any new employee benefit plans, programs or arrangements or any employment, severance or similar agreements or arrangements, or grant any award thereunder (except as permitted by clause (vii) above or, in the case of awards not involving the acquisition of securities, in the ordinary course of business consistent with past practice), or grant any salary increases to any employee of the Company or any of the Company Subsidiaries except in the ordinary course of business consistent with past practice except that (A) the Company may hire employees in the ordinary course of business consistent with past practice and
(B) this subsection (x) shall not preclude Company from making payments under Company Employee Plans;

                 (xi) shall not, and shall not permit any of the Company Subsidiaries to, except in the ordinary course of business consistent with past practice, (x) incur, create, assume or otherwise become liable for borrowed money or assume, guarantee, endorse or otherwise become responsible or liable for the obligations of any other individual, corporation or other entity or (y) make any loans or advances to any other person;

                 (xii) shall not, and shall not permit any of the Company Subsidiaries to, (x) make, revoke or change any material election with respect to Taxes unless required by applicable law or (y) settle or compromise any material Tax liability; and

                 (xiii) shall not, and shall not permit any of the Company Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions.

             (b) Prior to the Effective Time, except as set forth in the Parent Disclosure Schedule or as contemplated by any other provision of this Agreement, unless the Company has consented in writing thereto (which consent shall not be unreasonably withheld), Parent:

                 (i) shall not, and shall cause each of Parent Subsidiaries not to, amend their respective Certificates of Incorporation or Bylaws or comparable governing instruments;

                 (ii) shall give prompt notice to the Company of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect such that the condition set forth in Section 6.2(a)(ii) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement;

                 (iii) shall not, and shall not permit any of Parent Subsidiaries to, effect any stock split or otherwise change its capitalization or issue any shares of its capital stock or securities convertible into or exchangeable or exercisable for shares of its capital stock, except upon exercise of options to purchase shares of Parent Common Stock under Parent Stock Option Plans;

                 (iv) shall not, and shall not permit any of Parent Subsidiaries to, take or fail to take any action which would, or would be reasonably likely to, prevent the accounting for the Merger as a pooling of interests in accordance with APB No. 16, the interpretive releases issued pursuant thereto, and the pronouncements of the SEC;

                 (v) shall not, and shall not permit any of Parent Subsidiaries to, take or fail to take any actions which would be reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; and

                 (vi) shall not, and shall not permit any of Parent Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions.

         5.3 Meeting of Company Stockholders. The Company will, as soon as reasonably practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders' Meeting") as promptly as practicable for the purpose of obtaining the approval of its stockholders of this Agreement and the Merger, it being agreed and understood that the Company may postpone the Company Stockholders' Meeting if necessary to comply with its obligations under 5.1(c) above. The Company Board shall recommend such approval and shall use its reasonable best efforts to solicit such approval, including, without limitation, timely mailing the Proxy Statement/Prospectus (as defined in Section 5.7). Notwithstanding the foregoing or anything else contained in this Agreement, prior to the adoption and approval of this Agreement and the approval of the Merger by the holders of a majority of the shares of Company Stock, the Company Board, to the extent it determines in good faith, after considering applicable provisions of state law, and after consulting with independent legal counsel that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law, may withdraw or modify its approval or recommendation of this Agreement or the Merger; it being agreed and understood that any such withdrawal or modification in a manner materially adverse to the Parent shall give rise to the right of Parent to terminate under Section 7.4(a) below.

         5.4 Reasonable Efforts; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto will promptly file and prosecute diligently the applications and related documents required to be filed by such party with the applicable regulatory authorities in order to effect the transactions contemplated hereby, including filings under the HSR Act requesting early termination of the applicable waiting period. Each party hereto agrees to use all commercially reasonable efforts to, and shall take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary action. Each of the parties hereto agrees to defend vigorously against any actions, suits or proceedings in which such party is named as defendant which seeks to enjoin, restrain or prohibit the transactions contemplated hereby or seeks damages with respect to such transactions.

         5.5 Inspection of Records. From the date hereof to the Effective Time, the Company and Parent shall (i) allow all designated officers, attorneys, accountants and other representatives of their respective companies reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of the other party and their Subsidiaries, (ii) furnish to such other party and such other party's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and (iii) instruct employees, counsel and financial advisors to cooperate with such party in such party's investigation of the business of the other party and its Subsidiaries. Except as required by law, Parent and the Company will hold, and will cause their respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any and all information received from the Company or from Parent, as the case may be, directly or indirectly, in confidence, in accordance with the Confidentiality Agreement dated as of June 5, 2000 between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement").

         5.6 Publicity. The initial press release relating to this Agreement shall be a joint press release in the form heretofore agreed to by the parties and thereafter the Company and Parent shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filing with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto. The parties hereto agree and acknowledge that the Company may, after the signing of this Agreement, file a copy of this Agreement with the SEC on Form 8-K.

         5.7 Registration Statement. Parent and the Company shall cooperate and promptly prepare and Parent shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Parent Common Stock issuable in the Merger, which Registration Statement shall contain the proxy statement with respect to the meeting of the stockholders of the Company in connection with the Merger (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent shall use reasonable efforts, and the Company will cooperate with Parent, to have the Form S-4 declared effective by the SEC as promptly as practicable. Parent shall take all action required to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement. The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement/Prospectus and the Form S-4, shall not (i) at the time the Form S-4 is declared effective, (ii) at the time the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to holders of Company Common Stock, and (iii) at the time of the Company Stockholders Meetings, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. The information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement/Prospectus and the Form S-4, shall not (i) at the time the Form S-4 is declared effective, (ii) at the time the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to holders of Company Common Stock, and (iii) at the time of the Company Stockholders Meetings, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. No amendment or supplement to the Proxy Statement/Prospectus will be made by the Company without the approval of Parent and no amendment of the Form S-4 will be made by Parent without the approval of the Company (such consent not to be unreasonable withheld or delayed). Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

         5.8 Listing Application/De-Listings.

             (a) Parent shall promptly prepare and submit to the Nasdaq National Market a listing application covering the shares of Parent Common Stock issuable in the Merger and upon exercise of the Parent Options, and shall use all reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject to official notice of issuance.

             (b) The parties shall use their reasonable best efforts to cause the Surviving Corporation to cause the Company Common Stock to be de-listed from NASDAQ and de-registered under the Exchange Act as soon as practicable following the Effective Time.

         5.9 Affiliate Letters. No later than thirty (30) days prior to the date of the Company Stockholders' Meeting, the Company shall deliver to Parent a letter identifying all Persons who are, at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company (other than persons who have, on or prior to the date hereof, executed and delivered affiliate letters to the Parent) for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and its related interpretations. The Company shall take all actions reasonably necessary to deliver or cause to be delivered to Parent, prior to the Closing Date, from each such person an affiliate letter in the form of the affiliate letters delivered to the Parent prior to the date hereof (an "Affiliate Letter").

         5.10 Expenses. Except as otherwise provided in Section 7.5 hereof, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         5.11 Directors' and Officers' Indemnification and Insurance.


              (a) Parent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or employees or officers of the Company as provided in the Certificate of Incorporation or Bylaws of the Company or any indemnification agreement between such directors or officers and the Company (in each case, as in effect on the date hereof) shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

              (b) Parent shall cause to be maintained, for a period of not less than six years from the Effective Time, the Company's current directors' and officers' liability insurance policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all present and former directors and officers of the Company or any Company Subsidiary, so long as the annual premium therefor would not be in excess 150% of the last annual premium paid for the D&O Insurance prior to the date of this Agreement, (such premium being the "Maximum Premium"); provided that Parent may, in lieu of maintaining such existing D&O Insurance as provided above, cause no less favorable coverage to be provided under any policy maintained for the benefit of the directors and officers of Parent or a separate policy provided by the same insurer. If the existing D&O Insurance expires, is terminated or canceled by the insurer or if the annual premium would exceed the Maximum Premium during such period, Parent shall obtain, in lieu of such D&O Insurance, such comparable directors' and officers' liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium and on terms and conditions no less advantageous than the existing D&O Insurance.

              (c) The provisions of this Section shall survive the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

         5.12 Benefit Arrangements.


              (a) From and after the Effective Time, Parent shall (i) permit each Company employee and officer who renders services for Parent or any Parent Subsidiary (including the Company or any Company Subsidiary) after the Effective Time ("Company Employees") to participate in the employee benefit plans and arrangements covering Parent's employees and officers (including employee benefit plans as defined in Section 3(3) of ERISA, arrangements providing for insurance coverage or workers' compensation benefits, incentive or deferred bonus arrangements, severance arrangements, equity compensation and deferred compensation plans, and vacation programs, whether or not sponsored by Parent) ("Parent Benefit Plans") to the same extent as similarly situated employees of Parent, (ii) give each Company Employee credit for all service with the Company prior to the Effective Time, (including service with any Subsidiary or affiliate of the Company) for purposes of eligibility and vesting, but not benefit accrual, under all Parent Benefit Plans, (iii) not subject any Company employee to any waiting periods or limitations on benefits for pre-existing conditions under Parent Benefit Plans, except to the extent such Company Employee was subject to such limitation under Company's Employee Benefit Plans, and (iv) credit all Company Employees with one full year's deductible under the Company's healthcare plans for the plan year that includes the Effective Time. Notwithstanding the foregoing, Parent may continue, for the benefit of Company Employees, any of the Company Employee Plans as in effect prior to the Closing Date, in lieu of permitting such Company Employees to participate in any of the Parent Benefit Plans as provided in (i) above.

              (b) Prior to the Closing Date, the Company and the Company Subsidiaries shall take whatever action is necessary to cause the adoption of resolutions terminating the Company 401(k) Retirement Savings Plan as of, or prior to, the Closing Date, subject to subsequent governmental approval as the Company deems appropriate. Prior to the Closing Date, the Company and the Company Subsidiaries shall also take whatever action is necessary to terminate the Company Employee Stock Purchase Plan as of, or prior to, the Closing Date.

         5.13 Section 16 Matters. Parent and the Company shall take all actions reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of the Company or (b) at the Effective Time, will become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

         5.14 Tax-Free Reorganization. Each of Company, Parent and Merger Sub shall take all necessary actions to obtain tax-free reorganization treatment under Section 368(a) of the Code and shall not take any position or action that is inconsistent with such treatment.

                                   ARTICLE 6

                                   CONDITIONS

         6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

             (a) This Agreement and the Merger shall have been approved by the holders of the issued and outstanding shares of capital stock of the Company in accordance with the DGCL and Company's Certificate of Incorporation.

             (b) The waiting period applicable to the Merger under the HSR Act shall have expired or been terminated.

             (c) No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or governmental regulatory or administrative agency or commission of competent jurisdiction which restrains, enjoins or otherwise prohibits the Merger shall be in effect. In the event any such order, decree, ruling or other action shall have been issued, each party agrees to use commercially reasonable efforts to have any such order, decree, ruling or other action reversed and any such restraint or injunction lifted.

             (d) The Form S-4 shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Form S-4 shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

             (e) The Parent Common Stock to be issued to the Company stockholders in connection with the Merger shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

         6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

             (a) (i) Parent and Merger Sub shall have performed in all material respects all obligations contained in this Agreement required to be performed by them on or prior to the Closing Date, (ii) each representation and warranty of Parent and Merger Sub contained in this

Agreement shall be true and correct in each case as of the date of this Agreement and as of Closing Date as though made on the Closing Date (it being understood that those representations and warranties which address matters only as of a particular date shall have been true and correct as of such date), except as would not constitute a Parent Material Adverse Effect, and that qualifications as to materiality (including the use of the term Parent Material Adverse Effect) contained in any representation or warranty shall be disregarded for purposes of this Section 6.2(a), and (iii) the Company shall have received certificates of the President or a Vice President of Parent and Merger Sub dated the Closing Date, certifying to such effect with respect to Parent and Merger Sub, respectively.

             (b) The Company shall have received an opinion of Cooley Godward, special tax counsel to the Company, dated as of the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such special tax counsel of customary representation letters from each of Parent, Merger Sub, and the Company, in each case in form and substance reasonably satisfactory to such special tax counsel. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

             (c) From the date of this Agreement through the Effective Time, there shall not have occurred a Parent Material Adverse Effect.

         6.3 Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

             (a) (i) The Company shall have performed in all material respects all obligations contained in this Agreement required to be performed on or prior to the Closing Date, (ii) each representation and warranty of the Company contained in this Agreement shall be true and correct in each case as of the date of this Agreement and as of Closing Date as though made on the Closing Date (it being understood that those representations and warranties which address matters only as of a particular date shall have been true and correct as of such date), except as would not constitute a Company Material Adverse Effect, and that qualifications as to materiality (including the use of the term Company Material Adverse Effect) contained in any representation or warranty shall be disregarded for purposes of this Section 6.3(a), (iii) Parent shall have received a certificate of the President or a Vice President of the Company, dated the Closing Date, certifying to such effect with respect to the Company.

             (b) Parent shall have received a letter of its independent public accountants and the Company's independent public accountants, each dated the Effective Time, and each in form and substance reasonably satisfactory to Parent, stating that such accountants concur with management's conclusion that the Merger will qualify as a transaction to be accounted for in accordance with the pooling of interests method of accounting under the requirements of APB No. 16.

             (c) From the date of this Agreement through the Effective Time, there shall not have occurred a Company Material Adverse Effect.

             (d) Parent shall have received from the Company an Affiliate Letter from each person, if any, identified as an "affiliate" pursuant to Section 5.9 above.

                                    ARTICLE 7

                                   TERMINATION

         7.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of the Company, by the mutual consent of Parent, Merger Sub and the Company.

         7.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Parent or the Company if:

             (a) the Merger shall not have been consummated by December 31, 2000; provided, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger by such date,

             (b) the approval of the Company's stockholders required by Section 6.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or

             (c) a United States federal, state, local or foreign court of competent jurisdiction or United States federal or state, local or foreign governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to clause (c) shall have used all commercially reasonable efforts to remove such injunction, order or decree.

         7.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Company Board:

             (a) by written notice to Parent, if the Board of Directors of the Company shall determine in good faith that an Acquisition Proposal constitutes a Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this clause (a) unless the Company shall have complied with its obligations under Section 5.1(c).

             (b) if there has been a breach by Parent or Merger Sub of any representation or warranty contained in this Agreement that would cause the condition set forth in Section 6.2(a)(ii) to not be satisfied, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by the Company to Parent, or

             (c) if there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Parent which breach would cause the condition set forth in Section 6.2(a)(i) to not be satisfied, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by the Company to Parent.

         7.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of Parent, if:

             (a) the Company Board (i) shall not have recommended the approval of this Agreement or the Merger to its stockholders, or shall have withdrawn or modified (including, without limitation, pursuant to Section 5.3 above) in a manner materially adverse to Parent its approval or recommendation of this Agreement or the Merger, or (ii) shall have recommended an Acquisition Proposal to the Company stockholders, or

             (b) there has been a breach by the Company of any representation or warranty contained in this Agreement that would cause the condition set forth in
Section 6.3(a)(ii) to not be satisfied, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by Parent to the Company, or

             (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach would cause the condition set forth in Section 6.3(a)(i) to not be satisfied, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by Parent to the Company.

         7.5 Effect of Termination and Abandonment.

             (a) The Company shall pay Parent a fee of $15 million (the "Termination Fee"), which amount shall be payable prior to any termination by the Company in the case of clause (i) below (with any such payment being a condition precedent to any such termination), and Parent's reasonable documented out-of-pocket expenses, not to exceed $1,000,000 in the aggregate, in connection with this Agreement and the transactions contemplated hereby (the "Parent Expenses"), which amount shall be payable within two business days of receipt of an invoice therefor, if this Agreement (A) is terminated by Parent pursuant to
Section 7.4(a) hereof, or by the Company pursuant to Section 7.3(a) hereof, or
(B) is terminated as a result of the Company's breach of Section 5.1 hereof which is not cured within ten (10) days after notice thereof.

             (b) In the event of termination of this Agreement by Parent pursuant to Section 7.4(b) or (c), the Company shall pay to Parent the Parent Expenses, which amount shall be payable within two business days of receipt of an invoice therefor; provided however, that in the event that within twelve (12) months after termination of this Agreement the Company shall have entered into an agreement with respect to, or consummated, an Acquisition Proposal which shall have existed at any time during the period between the date hereof and the date of such termination, then, the Company shall pay Parent the Termination Fee in addition to the Parent Expenses.

             (c) The Company acknowledges that the agreements contained in
Section 7.5(a) and (b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to Section 7.5(a) or (b), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company, the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the amount of the Termination Fee and the Parent Expenses at the prime rate of Chase Manhattan Bank N.A. in effect on the date such amounts were required to be paid. The payment of the Termination Fee and the Parent Expenses contemplated by Section 7.5(a), or the Parent Expenses and if applicable the Termination Fee contemplated by Section 7.5(b), as the case may be, shall terminate all obligations or liabilities of the Company under this Agreement, except as otherwise provided in Section 7.5(e) below.

             (d) In the event of termination of this Agreement by the Company pursuant to Section 7.3(b) or (c), the Parent shall pay to the Company the Company's reasonable documented out-of-pocket expenses, not to exceed $1,000,000 in the aggregate, in connection with this Agreement and the transactions contemplated hereby, which amount shall be payable within two (2) business days of receipt of an invoice therefor.

             (e) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 7, all obligations of the parties hereto shall terminate, except the obligations of the parties set forth in this Section 7.5 and Section 5.10 and except for the Confidentiality Agreement, provided that nothing in this Section 7.5(e) shall relieve any party from liability for willful breach, including, without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

         7.6 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE 8

                               GENERAL PROVISIONS

         8.1 Nonsurvival of Representations and Warranties. All representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Effective Time.

         8.2 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission, by courier or other national overnight express mail service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows.

                  If to Parent or Merger Sub:

                  Cephalon, Inc.
                  145 Brandywine Parkway
                  West Chester, PA 19380
                  Attn: General Counsel

                  with copies to:

                  Morgan, Lewis & Bockius LLP
                  502 Carnegie Center
                  Princeton, NJ  08540
                  Attention:  Randall Sunberg, Esquire
                  Telecopy:   (609) 919-6639

                  If to the Company:

                  Anesta Corp.
                  4745 Wiley Post Way
                  Salt Lake City, UT 84116
                  Attn: Thomas B. King

                  with copies to:

                  Cooley Godward LLP
                  2595 Canyon Blvd.
                  Suite 250
                  Boulder, CO  80302
                  Attention:  James C.T. Linfield, Esquire
                  Telecopy:   (303) 546-4099

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date of receipt.

         8.3 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign its rights hereunder to any Subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 2 (Conversion and Exchange of Securities) and Section 5.11 (Directors' and Officers' Indemnification and Insurance), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. Parent shall cause Merger Sub to comply with its obligations hereunder.

         8.4 Entire Agreement. This Agreement, the Exhibits hereto, the Company Disclosure Schedule, the Parent Disclosure Schedule, the Confidentiality Agreement and any documents delivered by the parties in connection herewith or therewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         8.5 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, after such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

         8.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

         8.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         8.9 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting each gender shall include the other gender and words denoting natural persons shall include corporations and partnerships and vice versa.

         8.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         8.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         8.12 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.13 Definitions.

              (a) As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

              (b) As used in this Agreement, "Company Material Adverse Effect" means a change or effect that is materially adverse to the business, results of operation or financial condition of the Company and the Company Subsidiaries taken as a whole.

              (c) As used in this Agreement, "Parent Material Adverse Effect" means a change or effect that is materially adverse to the business, results of operation or financial condition of Parent and the Parent Subsidiaries, taken as a whole.

              (d) As used in this Agreement the phrase "Company's knowledge," or words of similar import means the actual knowledge, without independent investigation, of the officers of the Company and Theodore H. Stanley, M.D., and William C. Moeller.

              (e) As used in this Agreement the phrase "Parent's knowledge", or words of similar import means the actual knowledge, without independent investigation of, the senior executive officers of the Parent.

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.


                                  CEPHALON, INC.



                                  By:  /s/ Frank Baldino, Jr. Ph.D.
                                      -------------------------------
                                      Name:   Frank Baldino, Jr., Ph.D.
                                      Title:  Chairman and
                                              Chief Executive Officer



                                  C MERGER SUB, INC.



                                  By: /s/  Frank Baldino, Jr. Ph.D.
                                      -------------------------------
                                      Name:   Frank Baldino, Jr., Ph.D.
                                      Title:  President



                                  ANESTA CORP.



                                  By:  /s/  Thomas B. King
                                      -------------------------------
                                      Name:   Thomas B. King
                                      Title:  President and
                                              Chief Executive Officer